CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 29, 2014, relating to the financial statements and financial highlights of GPS Funds I and GPS Funds II comprising GuideMark Large Cap Growth Fund, GuideMark Large Cap Value Fund, GuideMark Small/Mid Cap Core Fund, GuideMark World ex-US Fund, GuideMark Opportunistic Equity Fund, GuideMark Global Real Return Fund, GuideMark Core Fixed Income Fund, GuideMark Tax-Exempt Fixed Income Fund, GuideMark Opportunistic Fixed Income Fund, GuidePath Strategic Asset Allocation Fund, GuidePath Tactical Constrained Asset Allocation Fund, GuidePath Tactical Unconstrained Asset Allocation Fund, GuidePath Absolute Return Asset Allocation Fund, GuidePath Multi-Asset Income Asset Allocation Fund, GuidePath Fixed Income Allocation Fund, and GuidePath Altegris Diversified Alternatives Allocation Fund (the “Funds”), for the year ended March 31, 2014, and to the references to our firm under the headings “Financial Highlights” and “Counsel, Independent Registered Public Accounting Firm and Service Providers” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
July 30, 2014